Exhibit 99.1

LEASE

BY AND BETWEEN

400 CENTRE STREET LLC

and

FIVE STAR QUALITY CARE, INC.

i

Table of Contents

(continued)

ii

LEASE

400 CENTRE STREET

NEWTON, MASSACHUSETTS

Article 1
Reference Data

This lease (this “Lease”) is entered into by and between 400 CENTRE STREET LLC, a Massachusetts limited liability company (“Landlord”), and FIVE STAR QUALITY CARE, INC., a Maryland corporation (“Tenant”).

Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1.

Date of this Lease:	May 12, 2011.

Building and Property:

That building, excluding the so-called Plaza building, in the City of Newton, located at and known as 400 Centre Street (the “Building”). The Building and the land on which it and the Plaza building are located and the sidewalks adjacent thereto are hereinafter collectively referred to as the “Property”. The “Parking Facility” is comprised of the Building garage and the exterior parking spaces on the Property.

Premises:	The entire Building.

Term:	July 1, 2011 – June 30, 2021.

Annual Fixed Rent:	The sum of the following amounts, as the same may be abated or adjusted pursuant to the terms of this Lease.

	Dates	Annual Fixed Rent
	July 1, 2011 – June 30, 2012	$730,080.00
	July 1, 2012 – June 30, 2013	$748,332.00
	July 1, 2013 – June 30, 2014	$766,584.00
	July 1, 2014 – June 30, 2015	$784,836.00
	July 1, 2015 – June 30, 2016	$803,088.00
	July 1, 2016 – June 30, 2017	$821,340.00
	July 1, 2017 – June 30, 2018	$839,592.00
	July 1, 2018 – June 30, 2019	$857,844.00
	July 1, 2019 – June 30, 2020	$876,096.00
	July 1, 2020 – June 30, 2021	$894,348.00

Tenant’s Percentage:	89%.

Permitted Uses:	General, administrative and executive office uses, including ancillary uses consistent with public company headquarters office use, subject in all cases to the provisions of Subsection 6.1.2.

Commencement Date:	July 1, 2011.

Notice Address of Landlord:	Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: Jennifer B. Clark

Landlord’s Agent:	Reit Management & Research LLC, or such other agent as shall be designated by Landlord from time to time.

Notice Address of Tenant:	400 Centre Street
Newton, Massachusetts 02458
Attn: President

Article 2
Premises and Term

2.1           Premises.  Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease.

2.2           Term.  The term of this Lease shall be for a period beginning on the Commencement Date and expiring on June 30, 2021.

2.3           Landlord Termination Right.  If the Business Management Shared Services Agreement between Reit Management & Research LLC and Tenant shall terminate or shall expire and not be renewed or otherwise shall cease to remain in full force and effect throughout the term of this Lease, or if there shall occur a Change in Control, as hereinafter defined, Landlord may elect to terminate the term of this Lease as of a date (the “Termination Date”) set forth in a notice to Tenant which date shall be not less than one hundred eighty (180) days after such notice.  If Landlord shall exercise such right, it shall, on or before the Termination Date, pay to Tenant all unamortized costs, as of the Termination Date, of leasehold improvements made by Tenant to the Premises at its expense, discounted at 8% per annum.

A “Change in Control” shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant, or the power to direct the management and policies of Tenant, directly or indirectly, (b) the merger or consolidation of Tenant with or into any Person or the merger or consolidation of any Person into Tenant (other than the merger or consolidation of any Person into Tenant that does not result in a Change in Control of Tenant under clauses (a), (c), (d), (e) or (f) of this definition), (c) any one or more sales, conveyances, dividends or distributions to any Person of all or any material portion of the assets (including capital stock or other equity interests) or business of Tenant, whether or not otherwise a Change in Control, (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on the date hereof) constituted the board of directors of Tenant (together with any new directors whose election by such board or whose nomination for election by the shareholders of Tenant was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved, but excluding any individual whose initial nomination for, or assumption of, office as a member of such board of directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the board of directors) to constitute a majority of the board of directors of Tenant then in office, or (e) the adoption of any proposal (other than a precatory proposal) by Tenant not approved by vote of a majority of the directors of Tenant, in office immediately prior to the making of such proposal, or (f) the election to the board of directors of Tenant of any individual not nominated or appointed by vote of a majority of the directors of Tenant in office immediately prior to the nomination or appointment of such individual.  A “Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.  An “Entity” shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

2.4           Furniture.  Landlord represents that it owns all of the furniture, fixtures and equipment (“FF&E”) in the Premises as of the Date of this Lease which is not owned by Tenant and Tenant may use any or all such FF&E during the term of this Lease. Tenant shall not be required to repair or replace any of the FF&E.

Article 3
Condition

Tenant acknowledges that it has investigated the Premises and Building and is leasing the Premises in “as is” condition without representation or warranty by Landlord.  If Tenant wishes any improvements to be made to the Premises, Tenant shall (subject to the provisions of Section 5.2) perform the same at its sole cost and expense.  Tenant shall have access to the Premises from February 1, 2010 through June 30, 2010 to perform alterations to the Premises complying with Section 6.2.5 or to use portions thereof for the conduct of business.  Articles 5 and 6 of the Lease shall apply to such period as if the term had commenced, and Tenant shall pay for the cost of all utilities supplied to the Property during such period.

Article 4
Rent

4.1           The Annual Fixed Rent.  Tenant shall pay Annual Fixed Rent commencing on the Commencement Date without offset, deduction or abatement (except as provided in this Lease) or demand.  Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease, at the Original Address of Landlord, or at such other place as Landlord shall from time to time designate by notice, by check drawn on a domestic bank or by wire transfer or other electronic transfer of good funds.

4.2           Additional Rent.  Tenant covenants and agrees to pay utility charges (including without limitation, electricity supplied to the Premises), and personal property taxes and its pro-rata share of Taxes and Operating Costs as provided in this Section 4.2, and all other charges and amounts payable by or due from Tenant, whether payable initially to Landlord or a third party (all such amounts referred to in this sentence being “Additional Rent”).

4.2.1        Real Estate Taxes.  Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of all Taxes (as hereinafter defined) paid by Landlord with respect to the Property during each and every calendar year (a “Tax Year”) during the term of this Lease (“Tenant’s Tax Obligation”).

Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Tax Obligation, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to Tenant’s Tax Obligation, as reasonably estimated by Landlord from time to time on account of Taxes for the then current Tax Year.  If the total of such monthly remittances for any Tax Year is greater than Tenant’s Tax Obligation for such Tax Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Taxes (or promptly refund such overpayment if the amount exceeds one month’s Annual Fixed Rent or if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than Tenant’s Tax Obligation for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so notified in writing by Landlord.

If, after Tenant shall have made all payments due to Landlord pursuant to this Subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes as a result of a reduction or an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant that percentage of the refund (after first deducting any reasonable and customary expenses, including attorneys’, consultants’ and appraisers’ fees, incurred in connection with obtaining any such refund) which equals the percentage of the applicable Tax Year included in the term hereof, provided however, in no event shall Tenant be entitled to receive more than the sum of payments actually made by Tenant on account of Taxes with respect to such Tax Year.

If the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, or should Tenant’s Percentage be modified during any Tax Year, as the case may be, then the amount of Tax Excess which may be otherwise payable by Tenant as provided in this Subsection 4.2.1 shall be appropriately apportioned and adjusted.

“Taxes” shall mean all taxes, assessments, excises and other charges and impositions which are general or special, ordinary or extraordinary of any kind or nature which are levied, assessed or imposed by any governmental authority upon or against or with respect to the Property, Landlord, or the owner or lessee of personal property used by or on behalf of Landlord in connection with the operations of the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon.  If, at any time any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents or other taxes shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, property transfer, succession or income taxes (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then such tax may be included in Taxes but only to the extent payable with respect to rental revenue generated by or attributable to the Property) assessed on Landlord.  Taxes also shall include all reasonable and customary court costs, attorneys’, consultants’ and accountants’ fees, and other expenses incurred by Landlord in analyzing and contesting Taxes through and including all appeals.  Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2        Personal Property Taxes.  Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

4.2.3        Operating Costs.  Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of all Operating Costs (as hereinafter defined) paid or incurred by Landlord in any twelve-month period established by Landlord (an “Operating Year”) during the term of this Lease (Tenant’s Percentage of such Operating Costs being “Tenant’s Operating Cost Obligation”).  Except as otherwise provided in the immediately following paragraph, Tenant shall pay Tenant’s Operating Cost Obligation to Landlord within thirty (30) days after the date on which Landlord delivers to Tenant an itemized statement thereof, prepared, allocated and computed in accordance with applicable generally accepted accounting principles (“GAAP”) consistently applied.

Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Operating Cost Obligation, such monthly amounts to be sufficient to provide to Landlord, by the end of each Operating Year, a sum equal to Tenant’s Operating Cost Obligation for such Operating Year, as reasonably estimated by Landlord from time to time during such Operating Year (provided that Landlord shall not increase such estimate more than once during any Operating Year).  If, at the expiration of each Operating Year in respect of which monthly installments of Tenant’s Operating Cost Obligation shall have been made as aforesaid, the total of such monthly remittances is greater than Tenant’s Operating Cost Obligation for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Operating Costs (or promptly refund such overpayment if the amount exceeds one month’s Annual Fixed Rent or the term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than Tenant’s Operating Cost Obligation for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so notified by Landlord.

If the Commencement Date shall occur or the term of this Lease shall end on any date other than the first or last day of an Operating Year, then the amount of Tenant’s Operating Cost Obligation which may be payable by Tenant as provided in this Subsection 4.2.3 shall be pro-rated on a daily basis based on a 365 day Operating Year.

“Operating Costs” shall include, subject to the limitations set forth herein, all costs and expenses paid or incurred for the operation, cleaning, management, maintenance, repair, upkeep and security of the Property, including, without limitation:

(a)           all salaries, wages, fringe benefits, payroll taxes and worker’s compensation insurance premiums related thereto and all other costs paid or incurred with respect to employment of personnel engaged in operation, administration, cleaning, maintenance, repair, upkeep and security of the Property including, without limitation, supervisors, property managers, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers (provided, however, that if such personnel shall be used jointly on other property of Landlord or its affiliate(s), such costs shall be suitably prorated among the Property and such other properties);

(b)           all utilities and other costs related to provision of heat (including oil, steam and/or gas), electricity, air conditioning, and water (including sewer charges) and other utilities to the Property (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building);

(c)           all costs, including supplies, material and equipment costs, for cleaning and janitorial services to the Property, the Building and, if applicable, adjacent walks and ways (including, without limitation, trash removal and interior and exterior window cleaning), and interior and exterior landscaping and pest control;

(d)           the cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord or its affiliate(s), such costs shall be suitably prorated among the Property and such other properties;

(e)           all costs and premiums for fire, casualty, rental income, liability and such other insurance as may be maintained from time to time by Landlord relating to the Property and premiums for fidelity bonds covering persons having custody or control over funds or other property of Landlord relating to the Property;

(f)            all costs of maintaining, repairing, operating, administering, inspecting and protecting the Property (including, without limitation, lighting, installation, maintenance, repair and alteration of signs, snow removal on the Property and adjacent walks and ways, paving, patching and restriping of parking areas and operation, maintenance and repair of heating, ventilating and air conditioning equipment, fire protection and security systems, elevators, roofs, parking areas and any other Building equipment, systems or facilities) necessary to keep the Property in good working order, repair, appearance and condition, provided that any such costs that are capital expenditures may be included in Operating Costs only to the extent provided below;

(g)           costs of compliance with any health, safety, fire, zoning, building and handicapped accessibility laws, rules, regulations, ordinances, codes and orders of governmental authorities applicable to the Property (as the same may be amended from time to time, collectively, “Laws”), applicable to the Building or the Property, which conformance is not the responsibility of Tenant, and which Landlord is required to perform, and costs of routine testing and monitoring of indoor Building air and water quality for any Hazardous Materials (as defined in Subsection 6.2.7);

(h)           all costs incurred in connection with the administration and supervision of all matters referred to in items (a) through (g) hereof and in performing Landlord’s obligations under Article 5, including Landlord’s office overhead costs provided that, if any such administrative or supervisory personnel are also employed on other property of Landlord, such cost of compensation shall be suitably prorated among the Property and such other properties;

(i)            payments under all service contracts relating to matters referred to in Items (a) through (h) hereof;

(j)            a management fee of three (3%) percent of gross rents payable by tenants of the Property; and

(k)           attorney’s fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or in the preparation of leases) and auditing and other professional fees and expenses.

Notwithstanding the foregoing, for purposes of this Lease, a capital expenditure may be included in Operating Costs under this Lease only if such expenditure is (i) made to comply with any Laws with which the Property complied, or was not required to comply, prior to the Commencement Date, or with any amendment or change in interpretation of any such Laws after the Commencement Date, (ii) made to replace any equipment or small tools or (iii) designed to reduce Operating Costs over time (any of the items in (i)-(iii) being “Allowed Capital Expenditures”). The total cost of an Allowed Capital Expenditure shall not be included in Operating Costs for the Operating Year in which it was made, but Landlord may include in Operating Costs for the Operating Year in which the Allowed Capital Expenditure was made and in Operating Costs for each succeeding Operating Year an annual charge-off of such Allowed Capital Expenditure equal to the level payments of principal and interest necessary to amortize such Allowed Capital Expenditure over the useful life thereof (as reasonably determined by Landlord in accordance with GAAP, consistently applied) using an interest rate reasonably determined by Landlord as being the interest rate being charged at the time of the original capital expenditure for long-term mortgages by institutional lenders on like properties; provided, however that with respect to expenditures designed to reduce other Operating Costs, the annual charge-off may be equal to the yearly cost savings achieved as reasonably estimated by Landlord.

Operating Costs shall not include the following:

(1)           the cost of capital expenditures except for Allowed Capital Expenditures, as expressly provided above;

(2)           depreciation, interest and principal payments on mortgages, and other debt costs except for the interest factor included in the annual charge off of Allowed Capital Expenditures (as provided above);

(3)           costs for which Landlord is separately reimbursed by insurance or by any other third party or to the extent such reimbursement is payable (whether paid or not) by insurance required to be carried by Landlord under this Lease;

(4)           any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(5)           charitable or political contributions;

(6)           costs incurred in connection with the financing, refinancing, mortgaging, selling or change of ownership of the Property, including brokerage commissions, fees of consultants, attorneys, and accountants, closing costs, title insurance premiums, transfer taxes and interest charges;

(7)           all costs associated with the operation of the business of the entity which constitutes Landlord as distinguished from costs incurred in the operation of the Property (e.g., placement fees for employees, corporate accounting and employee training costs);

(8)           any costs (other than the management fee for which a limit is provided above) representing an amount paid to any person or entity related to Landlord which is in excess of the amount which would have been paid to a third party if negotiated on a competitive basis in the absence of such relationship;

(9)           any cost or expense, fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord or its agents, officers, contractors or employees;

(10)         any cost or expense, fines, penalties or interest incurred as a result of violation by Landlord of any Laws or other agreements to which Landlord is a party;

(11)         costs of removal, abatement or treatment of any Hazardous Materials in or under the Building, except for customary monitoring or filtering expenses;

(12)         costs of repairs or work occasioned by reason of eminent domain;

(13)         expense of personnel other than those personnel expenses attributable to the Property in a manner consistent with Landlord’s practices prior to the Date of this Lease;

(14)         any cost or expense attributable to any leasing office maintained by Landlord, its affiliate(s) or their respective agents;

(15)         advertising and promotional expenses;

(16)         any cost or expense incurred to correct or enforce performance by any vendor;

(17)         leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with any other prior or prospective tenants or occupants; and

(18)         any amount properly the obligation of an owner of property adjacent to the Property.

4.2.4        Review of Landlord’s Records.  Landlord shall keep and maintain complete and accurate books, records, invoices and statements reflecting Operating Costs and Taxes for a period of at least two (2) years following the period in which such Operating Costs and Taxes were incurred.  Within one hundred eighty (180) days following each Operating Year during the term of this Lease, Landlord shall furnish to Tenant a year-end statement of Operating Costs and Taxes for the previous Operating Year (each a “Final Statement”), such Operating Costs and Taxes to be determined in accordance with GAAP, consistently applied.  If Tenant disputes the amount set forth in the Final Statement and provided Tenant shall have paid all amounts invoiced by Landlord on account of Operating Costs for the applicable Operating Year, Tenant, at Tenant’s sole cost and expense except as hereinafter provided, shall have the right to review Landlord’s general ledger, invoices and statements relating to Operating Costs and Taxes for such Operating Year at the place where such invoices and statements are customarily maintained by Landlord, provided such review is requested by notice given to Landlord (the “Review Notice”) within two hundred and ten (210) days after Tenant’s receipt of the Final Statement and thereafter undertaken by Tenant or its accountants (provided such accountants are compensated on an hourly or lump-sum basis and not on a contingency fee basis) with due diligence. If Tenant objects to Landlord’s accounting of any Operating Costs, Tenant shall, not later than the later to occur of (i) the last day on which Tenant may give a Review Notice, or (ii) sixty (60) days after Landlord makes its general ledger, invoices and statements available to Tenant if Tenant has given Landlord a Review Notice timely, give Landlord a notice (the “Objection Notice”) that Tenant disputes the correctness of such Operating Costs and/or Taxes, specifying the particular items which Tenant claims are incorrect.  If Tenant shall not give an Objection Notice timely, then Tenant shall be deemed to have waived any and all objections to such Final Statement.

If it should be agreed or decided that Operating Costs were overstated in the Final Statement by five percent (5%) or more, then Landlord shall promptly reimburse Tenant for the reasonable costs incurred by Tenant in reviewing Landlord’s general ledger, invoices and statements, Tenant’s reasonable arbitration costs, plus any excess amount paid by Tenant on account of overstated Operating Costs with interest at the Default Rate.  If it should be decided that Operating Costs were not overstated at all, then Tenant shall, as Additional Rent, promptly reimburse Landlord for its third-party costs reasonably incurred in the arbitration and in preparing for Tenant’s review of invoices and statements, and if Operating Costs shall have been understated or Tenant shall not have paid Tenant’s Operating Cost Obligation in full, Tenant shall, as Additional Rent, promptly pay any deficiency (together with interest at the Default Rate in the later case).  In the event of an overstatement which is less than five percent (5%), Landlord shall reimburse Tenant for the excess amount paid by Tenant on account of overstated Operating Costs without interest.

4.2.5        Insurance.  Tenant shall, at its expense, take out and maintain, from the date upon which Tenant first enters the Premises for any reason, and throughout the term and thereafter so long as Tenant is in occupancy of any part of the Premises such commercially reasonable insurance, in such amounts, as shall be agreed by Landlord and Tenant.

Insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for loss, damage or destruction of or to its property to the extent such damage is or would be covered by policies of insurance carried or required to be carried by the respective party hereunder.  In addition, Tenant agrees to exhaust any and all claims against its insurer(s) prior to commencing an action against Landlord for any property loss.

4.2.6        Utilities.  Except as otherwise provided in Article 5, Tenant shall make its own arrangements for the installation or provision of all utilities to the Premises.

4.3           Late Payment of Rent.  If any installment of Annual Fixed Rent or any Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4).  Absent specific provision to the contrary, all Additional Rent shall be due and payable in full thirty (30) days after written demand by Landlord.

Article 5
Landlord’s Covenants

5.1           Affirmative Covenants.  Landlord shall, during the term of this Lease provide the following, all in a manner consistent with comparable office buildings in Newton, Massachusetts:

5.1.1        Heat, Ventilation and Air-Conditioning; Electricity and Water and Sewer.  Landlord shall provide heat, ventilation and air-conditioning (“HVAC”) to the Building (other than Supplemental HVAC Equipment as defined in Subsection 6.1.3) and electricity and water and sewer service.

5.1.2        Cleaning and Landscaping.  Landlord shall (i) maintain the Property in good condition and repair, (including snow and ice removal and treatment to the extent necessary to maintain reasonable access to the Building and Parking Facility), (ii) furnish water for ordinary drinking, lavatory and toilet facilities, (iii) perform nightly cleaning services for the Premises and common areas and in common areas and (iv) perform landscaping services.

5.1.3        Elevator; Lighting; Security.  Landlord shall provide lighting to the Parking Facility and to the walkways and driveways on the Property.

5.1.4        Management and Repairs.  Landlord shall provide management services for the Property and except as otherwise expressly provided in this Lease, Landlord shall make such maintenance, repairs and replacements to the roof, roof membrane, exterior walls, foundation, exterior window systems, floor slabs and other structural components of the Building; to the utility lines and sanitary and storm sewer lines; to the elevators in the Building; to the Parking Facility and the walkways, driveways and landscaped areas on the Property and to the base building mechanical, electrical, plumbing, life-safety and HVAC equipment, as may be necessary to keep them in good repair and condition and in compliance with all Laws.  Notwithstanding the foregoing, Landlord shall have no obligation to make any repairs or replacements or to perform any maintenance to any Supplemental HVAC Equipment (as defined in Subsection 6.1.3) or to any alterations, fixtures, improvements or equipment installed by Tenant, or to any paint, carpeting, wallpaper or other finishes in the Premises, or which are otherwise the obligation of Tenant pursuant to Subsection 6.1.3 or are required as a result of any work performed by Tenant or any negligence or misconduct of Tenant, its servants, agents, customers, contractors, employees or invitees.

5.2           Interruption.  Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inability to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain or shortages of utilities, supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act or neglect of Tenant or Tenant’s servants, agents or employees or for any other cause beyond the reasonable control of Landlord.  Landlord shall not be liable to Tenant for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.  Notwithstanding the foregoing, if due to Landlord’s default, (i) the Premises or any portion of the Parking Facility is unusable by Tenant for a period of more than ten (10) consecutive Business Days following notice from Tenant expressly stating that the failure of Landlord to cure any claimed default timely shall give rise to Tenant’s rights of rent abatement due to (I) a lack of proper function of the HVAC or elevators or the electrical system at the Building or (II) the failure by Landlord to perform any maintenance, repairs or replacements which Landlord is obligated to perform pursuant to Subsection 5.1.4, and (ii) Tenant shall, concurrently with the giving of such notice, discontinue use of the Premises or the portion of the Property which is unusable as a result (other than for sporadic purposes such as salvage, security or retrieval of property), then as Tenant’s sole remedy (other than whatever rights it may ultimately have pursuant to Section 10.5) Annual Fixed Rent and Additional Rent on account of Taxes and Operating Costs shall be equitably abated for the period commencing as of the date of such failure and ending on the date that the Premises (or such portion of the Property) is rendered usable.  If more than fifty percent (50%) of the Premises is rendered unusable and if Tenant shall vacate the entire Premises, then the aforesaid abatement shall be a full abatement.

Provided that Landlord gives Tenant reasonable prior notice (other than in the case of an imminent threat to life or property in which case prior notice shall not be required), Landlord reserves the right to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are necessary, until such repairs, alterations, replacements or improvements shall have been completed.  Landlord shall use reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least three (3) days’ notice if service is to be interrupted, except in cases of emergency.  Any such interruption shall be subject to an abatement of Annual Fixed Rent and Additional Rent, to the extent provided in the immediately preceding paragraph..

5.3           Parking.  During the term of this Lease, Tenant and its servants, agents, customers, contractors, employees and invitees shall have the right to use Tenant’s Percentage of the spaces in Parking Facility on an unassigned basis.

5.4           Landlord’s Hazardous Materials Agreement.  So long as the condition requiring removal or remediation of Hazardous Materials (as defined in Section 6.2.7) is not caused by Tenant or any party for whom Tenant is responsible, Landlord shall, at its sole cost and expense, in a manner that complies with all applicable Laws, perform or cause others to perform all remediation and cleanup of the Property necessary to cause the same to comply with all applicable Laws.  Landlord shall indemnify Tenant from any liability for fines or penalties arising from a breach by Landlord of the forgoing agreement and any liability for costs of removing or remediating Hazardous Materials which Landlord is obligated to remove or remediate pursuant to this Section 5.4 and shall defend and indemnify Tenant against any and all claims of and liability to third parties (including remediation claims) arising from the presence of Hazardous Materials in or on the Premises in violation of applicable Laws other than as a result of Tenant’s acts.

5.5           Landlord’s Insurance.  At all times during the term, Landlord shall keep in full force and effect commercially reasonable insurance.

Article 6
Tenant’s Additional Covenants

6.1           Affirmative Covenants.  Tenant shall do the following:

6.1.1        Perform Obligations.  Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Annual Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

6.1.2        Use.  Tenant shall use the Premises only for the Permitted Uses, and from time to time to procure and maintain all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant’s sole expense.

6.1.3        Repair and Maintenance.  Except for the repairs and maintenance to be performed by Landlord pursuant to Article 5, Tenant shall, during the term of this Lease, maintain the Premises in neat and clean order and condition and perform all repairs to the Premises and all Tenant’s business equipment and other personal property; the alterations, fixtures, improvements and equipment installed by Tenant; the paint, carpeting, wallpaper and other finishes within the Premises; and any HVAC equipment installed by Tenant to provide supplemental heating or cooling to all or any portion of the Premises (the “Supplemental HVAC Equipment”) all as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by fire or other casualty excepted.

6.1.4        Compliance with Law.  Except to the extent of Landlord’s obligations set forth in this Lease (including, without limitation, Subsection 5.1.4), Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any Law relating to Tenant’s specific use of the Premises or any alterations or improvements performed thereto by or on behalf of Tenant; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to any Laws applicable to the Premises and arising out of any specific use being conducted by Tenant in or on the Premises or arising out of any alterations or improvements performed by Tenant, except that Tenant may (but only so long as (i) Landlord shall not be subject to any fine or charge, (ii) neither the Premises nor any portion thereof shall be subject to being condemned or vacated and (iii) neither the Premises nor any portion thereof shall be subject to any lien or encumbrance) defer compliance so long as the validity of any such Law, shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord assurance or reasonable security against any loss, cost or expense on account thereof in form and amount reasonably acceptable to Landlord.

6.1.5        Indemnification.  Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s Agent or their employees liable for, and, except as otherwise provided in the second grammatical paragraph of Subsection 4.2.5.5 and the last paragraph of Section 8.3, Tenant shall indemnify and hold harmless Landlord, its employees and Landlord’s Agent and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, attorneys’ fees) incurred in connection with or arising from:  (i) any matter occurring on the Premises during the term and (iii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person.  If any action or proceeding is brought against Landlord or its employees or Landlord’s Agent or their employees by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same, at Tenant’s expense, with counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing in no event shall Tenant be required to indemnify or defend Landlord or its employees or Landlord’s Agent or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the negligence or misconduct of Landlord or its servants, agents, customers, contractors, employees or invitees or by reason of Landlord’s failure to perform its obligations under this Lease.

6.1.6        Landlord’s Right to Enter.  During the term of this Lease and upon at least twenty-four (24) hours prior notice (which notice may, notwithstanding Section 10.1, be made by any reasonable means and need not be given at all in case of an imminent threat to life or property or for routine access such as cleaning), Tenant shall permit Landlord and its agents and invitees to enter upon and examine the Premises and to show the Premises to prospective lessees (during the last eighteen (18) months of the term only), lenders, partners and purchasers and others having a bona fide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform; provided however any such work (other than any restoration following a casualty) which is not required by applicable Law to be made during normal business hours shall be performed after Tenant’s normal business hours or with Tenant’s consent (not to be unreasonably withheld, conditioned or delayed) during Tenant’s normal business hours (in which event Landlord shall exercise due care to minimize any interference with Tenant’s operations).

6.1.7        Personal Property at Tenant’s Risk.  At all times during the term and for such further time as Tenant (or any entity claiming by, through or under Tenant) occupies the Premises or any part thereof, to keep all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Property, at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord.

6.1.8        Yield Up.  Tenant shall, at the expiration or earlier termination of the term of this Lease, surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such alterations, signs, additions or improvements (“Alterations”) made (or if applicable, restore any items removed) by or on behalf of Tenant as Landlord may request; repair all damage caused by such removal; and vacate and yield up the Premises (including all Alterations except as Landlord shall request Tenant to remove), broom clean and in the condition in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear and damage by casualty excepted.  If Landlord so requests, Tenant, at its sole cost and expense, shall properly cap or seal any wiring and cabling it shall have installed in the Premises, properly label such wiring and cabling for future use, and surrender such wiring and cabling in a good and safe condition on or before the expiration or earlier termination of the term of this Lease.  Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall reasonably determine and Tenant shall pay Landlord the entire reasonable cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration or earlier termination of the term of this Lease and prior to the performance by Tenant of its obligations under this Subsection 6.1.8.  Notwithstanding the preceding provisions of this Subsection 6.1.8 Tenant shall not be required to remove any wiring or cabling nor shall Tenant be required to remove any other Alterations if (i) Tenant’s request for Landlord’s consent to make such Alterations contains a statement in capital letters advising Landlord that Landlord shall have waived its right to require removal of such Alterations at the end of the term unless Landlord’s consent to such Alterations contains a notice that removal at the end of the term is required, and (ii) Landlord does not so notify Tenant that removal shall be required.

6.1.9        Rules and Regulations.  Tenant shall observe and abide by any reasonable rules and regulations promulgated by Landlord from time to time and which Landlord shall give Tenant reasonable prior notice.

6.1.10      Estoppel Certificate.  Tenant shall, within ten (10) Business Days following written request by Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, to its knowledge, Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications and, if there are any known defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other reasonable matter pertaining to this Lease.  Any such statement delivered by Tenant pursuant to this Subsection 6.1.10 may be relied upon by any prospective purchaser or mortgagee of the Property, of which Tenant is given notice at the time of request.

6.1.11      Landlord’s Expenses For Consents.  Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.2           Negative Covenants.  Tenant covenants at all times during the term and such further time as Tenant (or any entity claiming, whether in accordance with this Lease or otherwise, by, through or under Tenant) occupies the Premises or any part thereof:

6.2.1        Assignment and Subletting.  Tenant shall not, without Landlord’s consent (which consent shall not be unreasonably withheld, conditioned and delayed) assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant.

In the event that Tenant shall intend to enter into any sublease or assignment, Tenant shall give Landlord notice (the “Offerback Notice”) of such intent, identifying any area proposed to be sublet (the “Proposed Sublet Space”) and the proposed commencement of any assignment or sublease.  In the case of (i) any proposed assignment, Landlord may elect to terminate the term of this Lease and (ii) in the case of any proposed sublease, Landlord may elect to exclude from the Premises the Proposed Sublet Space by giving notice to Tenant (the “Takeback Notice”) of any such election not later than thirty (30) days after the Offerback Notice.  If Landlord shall give such Takeback Notice within such thirty (30) day period, upon that date (the “Takeback Date”) which is the later to occur of (A) the proposed date of commencement of any such proposed sublease or assignment, or (B) the date which is thirty (30) days after the Takeback Notice, the term of this Lease shall terminate (in the case of (i) above) or the Premises shall be reduced (in the case of (ii) above) to exclude the Proposed Sublet Space whereupon

Annual Fixed Rent and Tenant’s Percentage shall be reduced proportionately; and in the case of Proposed Sublet Space, (1) (x) by the Takeback Date Landlord shall, at its expense, install any necessary demising wall separating the Proposed Sublet Space from the remainder of the Premises and any common area corridor and elevator lobby and perform any other alterations (for example but without limitation separation of utilities) required to enable the Proposed Sublet Space and the remainder of the Premises to function and/or be leased independently and (y) from and after the Takeback Date all areas and facilities of the Property which would be considered “common areas” of a multi-tenanted property shall thereafter no longer be deemed part of the Premises (despite the second paragraph of Section 2.1 or any other provision of this Lease to the contrary) but shall only be used in common with other tenant(s) of the Building and (2) the parties shall enter into an amendment to this Lease memorializing the reduction in the size of the Premises.  If Landlord shall not give the Takeback Notice in response to an Offerback Notice, Landlord shall not unreasonably withhold, condition or delay its consent to a sublease or assignment to a third party on substantially the terms and conditions set forth in the Offerback Notice which sublease or assignment shall be presented to Landlord for consent within one hundred eighty (180) days of the Offerback Notice.  If Tenant shall not present to Landlord any such sublease or assignment on substantially the terms of the Offerback Notice within such 180-day period and shall still desire to enter into a sublease or assignment (whether due to passage of time or changed terms), the first sentence of this paragraph shall again become applicable.

If this Lease is assigned or if the Premises or any part thereof are sublet (or occupied by any party other than Tenant and its employees), Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Annual Fixed Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

Any sublease of all or any portion of the Premises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, that other than the payment of Annual Fixed Rent and Additional Rent due pursuant to Section 4.1 and Subsections 4.2.1 and 4.2.3 or any obligation relating solely to those portions of the Premises which are not part of the subleased premises, the subtenant shall comply with and be bound by all of the obligations of Tenant hereunder, and that unless Landlord waives such prohibition, the subtenant may not enter into any sub-sublease, sublease assignment, license or any other agreement granting any right of occupancy of any portion of the subleased premises without Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

No subletting or assignment shall in any way impair the continuing primary liability of the initial Tenant named herein and any immediate or remote successor in interest, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment.  The joint and several liability of the initial Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.  No assignment, subletting or occupancy shall affect the Permitted Uses.

If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease, payable by such assignee or subtenant exceed the Annual Fixed Rent plus Additional Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay fifty percent (50%) of such excess to Landlord, as Additional Rent, payable monthly at the time for payment of Annual Fixed Rent, provided that in computing the amount of any such excess the amortized portion of the following “Transfer Expenses” paid by Tenant in connection with such assignment or sublease may first be deducted from the monthly amount of any such excess: (i) the cost of alterations or improvements made by Tenant to the Premises in order to consummate an assignment or to the portion of Premises that is subleased in order to consummate a sublease, (ii) reasonable brokerage commissions or fees and marketing fees, and (iii) any rental concession paid to such subtenant or assignee in connection with the assignment or sublease, and (iv) reasonable attorneys fees. Any such Transfer Expenses shall be amortized in equal monthly installments over the term of the assignment or sublease and shall be verified by Tenant by written documentation reasonably satisfactory to Landlord within sixty (60) days after the date of delivery of possession to the assignee or sublessee.  Nothing in this paragraph shall be deemed to abrogate the provisions of this Subsection 6.2.1 and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

6.2.2        Nuisance.  Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any Laws or which will invalidate or increase the premiums for any of Landlord’s insurance; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3        Floor Load; Heavy Equipment.  Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises without Landlord’s prior consent which consent shall not be unreasonably withheld or delayed.

6.2.4        Installation, Alterations or Additions.  Except as otherwise provided herein, Tenant shall not make any installations, alterations, additions or improvements (collectively and individually referred to in this paragraph as “work”) in, to or on the Premises without on each occasion obtaining the prior consent of Landlord.  Landlord shall not impose a review or supervisory fee in connection with any work and Tenant may select its own architects and engineers to prepare any plans or specifications for any work.  Landlord’s approval shall not be unreasonably withheld, conditioned or delayed with respect to alterations, additions or improvements which (a) do not affect the structural elements, plumbing, heating, ventilating, air-

conditioning, mechanical, electrical or life-safety systems of the Building, (b) are not visible from outside of the Building and (c) shall not materially increase Taxes or Operating Costs nor require Landlord to perform any work upon the Premises.  In all cases where Landlord’s consent is required, Landlord shall provide Tenant with written consent (or non-consent stating the reasons for such non-consent) within twenty (20) Business Days after Tenant’s written request for such consent.  Further, Landlord agrees to execute permit forms and otherwise assist in the obtaining of such permits to the extent required by any applicable governmental authority.  Notwithstanding the first sentence hereof, Tenant may, without Landlord’s consent and without prior notice to Landlord install readily removable signs, bulletin boards, customary office art, business equipment, business fixtures and work stations in the Premises and may, provided it shall give Landlord not less than ten (10) Business Days prior notice but without the need for Landlord’s consent, install floor and wall covering and paint interior areas of the Building or any alterations, additions and improvements which cost less than $50,000.00 in the aggregate provided that such alterations, additions or improvements (a) do not affect the structural elements, plumbing, heating, ventilating, air-conditioning, mechanical, electrical or life-safety systems of the Building, (b) are not visible from outside of the Building and (c) shall not materially increase Taxes or Operating Costs nor require Landlord to perform any work upon the Premises. All work to be performed to the Premises by Tenant shall (i) be performed in a good and workmanlike manner by contractors approved in advance by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) and in compliance with all Laws, (ii) be made at Tenant’s sole cost and expense, and (iii) be free of liens and encumbrances and become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner of the work for tax purposes until the expiration or earlier termination of the term hereof, subject to Landlord’s rights pursuant to Subsection 6.1.7 (if applicable) to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof and, to the extent Landlord shall make such election, title thereto shall remain vested in Tenant at all times.  Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises shall at all times be free of liens.  Prior to the commencement of any such work, and throughout and until completion thereof, Tenant shall maintain, or cause to be maintained, such insurance as shall be reasonably required by Landlord.  Whenever and as often as any mechanic’s or materialmen’s lien shall have been filed against the Property based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within ten (10) Business Days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien.  Tenant shall, upon request of Landlord, execute and deliver to Landlord a bill of sale covering any work Tenant shall be required to surrender hereunder.

6.2.5        Abandonment.  Tenant shall not abandon the Premises during the term of this Lease.

6.2.6        Signs.  Tenant shall not paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises.  Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors.  Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building.

6.2.7        Oil and Hazardous Materials.  Tenant shall not introduce on or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor to generate, store, use, release, spill or dispose of any hazardous materials in or on the Premises or the Property; nor transfer any Hazardous Materials from the Premises to any other location.  The foregoing shall not apply to those materials customarily used in connection with general office, provided Tenant shall comply with all Laws applicable thereto.

Tenant agrees that if it shall generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials in violation of this Lease, it shall promptly remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws, provided that such Hazardous Materials shall be discovered on or before the date which is three (3) years after the expiration or sooner termination of the term of this Lease.  Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore the landscaping and surface of the Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof.

Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Law with respect to any Hazardous Materials affecting the Premises or Property.  In addition, Tenant shall, within ten (10) Business Days of receipt, accurately complete any reasonable questionnaires from Landlord relating to Tenant’s use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

The term “Hazardous Materials” shall mean and include any oils, petroleum products, asbestos and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

The obligations of Tenant contained in this Subsection 6.2.7 shall survive the expiration or termination of this Lease.

Article 7
Casualty or Taking

7.1           Casualty.

7.1.1        Landlord’s Duty to Repair.  If all or a substantial part of the Premises, Building or garage required for Tenant’s use and enjoyment of the Premises is rendered unusable or inaccessible by damage from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Subsections 7.1.2 and 7.1.3 below, Landlord shall, at its expense, diligently and continuously repair and restore such portions of the Building to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration or to restore any improvements performed at Tenant’s expense.

If Landlord is required or elects to repair damage to the Building, this Lease shall continue in effect, but Annual Fixed Rent and Additional Rent shall be abated with regard to any portion of the Building that Tenant is prevented from using or accessing by reason of such damage or its repair until Landlord performs the repairs so required of it.  Such abatement shall continue from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Building as so required.

7.1.2        Right to Terminate.  Either party may, by notice to the other not less than one hundred eighty (180) days in advance, elect to terminate the term of this Lease (x) if it is not economically feasible to restore the Property to a condition substantially similar to that existing prior to the casualty, (y) if the time required to substantially complete restoration of the Property to a condition substantially similar to that existing prior to the casualty exceeds one year from the date of the casualty or (z) in the case of any material damage to the Property occurring in the last twenty four (24) months of the term.

In the event of any termination, the term shall expire as though such effective termination date were the date originally stipulated herein for the end of the term and the Annual Fixed Rent and Additional Rent (to the extent not abated as set forth above) shall be apportioned as of such date.

7.2           Taking.

7.2.1        Definitions.

(a)           “Award” shall mean any compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

(b)           “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c)           “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

7.2.2        Effect on Lease.

(a)           If the Premises are totally taken by Condemnation, the term of this Lease shall terminate as of the Date of Condemnation.  If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises or Building remaining or access thereto after the Condemnation will be unreasonable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate the term of this Lease effective as of the Date of Condemnation; and if it shall be uneconomical or impractical to continue to own or operate the Property as affected by such Condemnation then upon notice to Tenant within thirty (30) days after notice of such Condemnation, Landlord may terminate the term of this Lease effective as of the Date of Condemnation.

(b)           If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the term, this Lease shall remain in full force and effect.

7.2.3        Restoration.  If the term of this Lease is not terminated as provided in Subsection 7.2.2(a), Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition and/or repair and restore the Building to an architecturally complete office building (to the extent permitted by then applicable Laws); provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord.  In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, equipment or trade fixtures.

7.2.4        Abatement and Reduction of Rent.  If any portion of the Premises is taken in a Condemnation or is rendered permanently unusable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Annual Fixed Rent and Additional Rent payable under this Lease shall be equitably abated or adjusted for the duration of such impairment.

7.2.5        Awards.  Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired term (i.e. any leasehold interest); provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, (i) an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired term), or (ii) an Award or portion thereof separately designated for relocation expenses where such Award identified in clause (ii) does not reduce the Award that would be available to Landlord in the absence of such Award to Tenant.

Article 8
Defaults

8.1           Default of Tenant.  (a) (i) If Tenant shall default in its obligations to pay the Annual Fixed Rent or Additional Rent or any other charges under this Lease when due or shall default in complying with its obligations under Subsection 6.1.10 of this Lease and if any such default shall continue for ten (10) Business Days after written notice from Landlord designating such default, or (ii) if as promptly as possible but in any event within thirty (30) days after written notice from Landlord to Tenant specifying any default or defaults other than those set forth in clause (i) Tenant has not cured the default or defaults so specified (or, if such failure cannot be cured within such thirty (30) day period, Tenant fails within such thirty (30) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible); or (b) if Tenant’s leasehold interest shall be taken on execution; or (c) if a lien or other involuntary encumbrance shall be filed against the Premises, and shall not discharged within sixty (60) days thereafter; or (d) if a petition shall be filed by Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect; or (e) if an involuntary petition under any of the provisions of any bankruptcy law or code shall be filed against Tenant and such involuntary petition shall not be dismissed within sixty (60) days thereafter; or (f) if a custodian or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant and such authorization is not rescinded within sixty (60) days thereafter, or (g) if Tenant dissolves or shall be dissolved or shall liquidate or shall adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation, or (i) if any order shall be entered in any proceeding by or against Tenant decreeing or permitting the dissolution of Tenant or the winding up of its affairs, then, and in any of such cases indicated in clauses (a) through (g) hereof (collectively and individually, a “Default of Tenant”), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter, give notice to Tenant terminating the term hereof, which notice shall specify the date of such termination, whereupon on the date so specified, the term of this Lease and all of Tenant’s rights and privileges under this Lease shall expire and terminate.

8.2           Remedies.  In the event of any termination pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination, and whether or not the Premises shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Annual Fixed Rent would have been payable hereunder if the term of this Lease had not been terminated.

At any time after any such termination, in lieu of recovering damages pursuant to the provisions of the immediately preceding paragraphs with respect to any period after the date of demand therefor, at Landlord’s election, Tenant shall pay to Landlord immediately and in full the net present value (discounted at the Prime Rate) of the amount, if any, by which (A) the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder from the date of such demand to the end of what would be the then unexpired term of this Lease had such termination not occurred (or in the case of reentry or retaking of possession of the Premises by Landlord or a termination of Tenant’s right of possession and/or occupancy of the Premises, to the end of the term of this Lease), shall exceed (B) the then fair rental value of the Premises for the same period.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Default of Tenant, Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord’s option be equal to or less than or exceed the period the balance of the term of this Lease (or the balance of the term of this Lease if it shall not have been terminated) and may grant concessions or free rent to the extent that Landlord reasonably considers advisable and necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Notwithstanding anything to the contrary set forth herein, Landlord shall exercise reasonable efforts to mitigate its damages following a termination of the term of this Lease and surrender of possession of the Premises by Tenant, but only to the extent required by applicable Law.

8.3           Remedies Cumulative.  Any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential damages except as provided in the following paragraph, for Tenant’s failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by applicable Law.

Notwithstanding the foregoing, Landlord hereby waives, and Tenant shall not be liable to Landlord for, any claim for special or consequential losses or damages (excluding, for purposes of clarity, direct damages to which Landlord may be entitled under Section 8.2) or punitive damages arising out of any breach of this Lease by Tenant; provided, however, (i) the foregoing waiver shall not apply to claims asserted by a third party for which Landlord may be liable as a result, in whole or part, of conduct constituting a breach by Tenant of any of the terms of this Lease, and (ii) if Tenant fails to vacate and surrender possession of the Premises within three (3) months following the expiration or sooner termination of the term of this Lease then Tenant shall be liable for all lost profits, loss of income, economic loss and other special or consequential losses or damages which Landlord may incur as a result of breach of Tenant’s obligation to vacate and surrender possession of the Premises on or before the date of expiration or sooner termination of the term hereof.

8.4           Landlord’s Right to Cure Defaults.  Provided that Landlord has delivered written notice to Tenant and afforded Tenant an opportunity to cure, Landlord shall have the right, but shall not be required, to pay such reasonable amounts or do any reasonable act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such reasonable amounts paid including reasonable attorneys fees, together with interest thereon at a rate (the “Default Rate”) equal to the lesser of two percent (2%) over the Prime Rate or the maximum rate allowed by Law.  Such opportunity to cure shall be identified in any notice to Tenant hereunder and shall be ten (10) Business Days after any such notice except in instances of Tenant’s failure to comply with Subsection 4.2.5 or any other breach by Tenant which shall pose an imminent and material threat to life or property in which case the opportunity to cure shall be that time consistent with Landlord’s customary practices and procedures for similar instances (if any) and otherwise shall be consistent with prudent commercial office building owner practices.  “Prime Rate” shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by Bank of America as its “prime” or “base” rate, so-called, or if at any time Bank of America ceases to announce such a rate, as announced by the largest national or state-chartered banking institution then having an office in the City of Boston and announcing such a rate.  If at any time neither Bank of America nor the largest national or state-chartered banking institution having an office in the City of Boston is announcing such a floating rate, “Prime Rate” shall mean a rate of interest, determined daily, which is two hundred basis points above the 14-day moving average closing trading price of 90-day U.S. Treasury Bills.

8.5           Holding Over.  Any occupancy of all or any portion of the Premises after the expiration or early termination of the term of this Lease shall be deemed a holding over and shall be treated as a daily tenancy from month to month terminable by either party on not less than thirty (30) days prior notice.  During the first three (3) months of any such holding over (the “First 3-Month Period”), Tenant shall pay Annual Fixed Rent at the rate equal to 150% of the Annual Fixed Rent in effect immediately prior to the expiration or earlier termination of the term, and during any period after the First 3-Month Period, Tenant shall pay Annual Fixed Rent at the rate equal to 175% of the sum of Annual Fixed Rent plus Additional Rent on account of Operating Costs and Taxes in effect immediately prior to the expiration or earlier termination of the term.  Tenant shall pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over except as provided in clause (ii) of the second paragraph of Section 8.3.  Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease, except that during any period of holding over beyond the First 3-Month Period Tenant shall have no obligation to pay Additional Rent on account of Operating Costs or Taxes.

8.6           Effect of Waivers of Default.  Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.7           No Waiver, etc.  The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged.  No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.8           No Accord and Satisfaction.  No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

Article 9
Rights of Holders

9.1           Rights of Mortgagees and Ground Lessors.  If and only if Tenant receives so-called nondisturbance agreement(s) (“Nondisturbance Agreements”) whereby its rights under this Lease shall be recognized by any Superior Lessor or Superior Mortgagee, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages, which may now or hereafter affect the Building or the Property and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination (but only if Tenant receives the Nondisturbance Agreement(s) as aforesaid).  Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is, at the time referred to, subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease subject to the terms of any applicable Nondisturbance Agreement.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

9.2           Non-Disturbance.  Landlord represents that as of the Date of this Lease the Property is not subject to any Superior Lease or Superior Mortgage other than Bank of America

(the “Existing Lender”).  Landlord shall, prior to the Commencement Date, obtain a so-called nondisturbance agreement (a “Nondisturbance Agreement”) in a commercially reasonable form (including an agreement committing the Existing Lender to disburse casualty insurance proceeds and Awards for restoration) for Tenant from the Existing Lender.

Article 10
Miscellaneous Provisions

10.1         Notices.  Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight delivery service such as Federal Express:

If intended for Landlord, addressed to Landlord at the Notice Address of Landlord set forth in Section 1.1 of this Lease (or to such other address or addresses as may from time to time hereafter be designed by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the Notice Address of Tenant set forth in Section 1.1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective when delivered in hand or by recognized overnight delivery service (provided the party delivering the same shall prepare and present to the recipient for signature, a suitable receipt evidencing such delivery), or when deposited in the United States mail within the continental United States (provided that the same are received in the ordinary course at the address to which the same were sent).  Notices from landlord may be given by Landlord’s Agent, if any, or Landlord’s attorney. Notices from Tenant may be given by Tenant’s attorney.

10.2         Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc.  Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3         Lease not to be Recorded.  Tenant agrees that it will not record this Lease.  Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.  In no event shall such document set forth the rent or other charges payable by Tenant pursuant to this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

10.4         Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability.  With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by

Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder (subject to the limitations set forth in Section 9.1) only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

Except as otherwise provided in this paragraph, the term “Landlord” as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive period of ownership of the Property.

Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability.

Landlord agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Tenant (including any person or entity from time to time engaged to supervise and/or manage the operation of Tenant) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Tenant or arising out of any action taken or omitted for or on behalf of Tenant.

10.5         Landlord’s Default.  Except for the purposes of Section 5.2 or Section 10.6, Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged breach or default, or such additional time as is reasonably required to correct any such breach or default (provided that Landlord shall commence such cure promptly following Tenant’s notice thereof and proceed with due diligence to cure same).  Tenant shall have no right to terminate this Lease or to claim any offset or counterclaim against any rent due hereunder for any breach or default by Landlord hereunder, except to the extent expressly provided by this Lease.  In no event shall Landlord ever be liable to Tenant for any punitive damages or for any loss of business or any other special or consequential damages suffered by Tenant from whatever cause.

10.6         Tenant’s Self-Help Remedies.  If Landlord defaults in the performance of any obligation on its part under Sections 5.1, 5.3 or 5.4 to such an extent that Tenant is unable to use all or any portion of the Premises for the operation of its business in the ordinary course, and Landlord shall not have commenced efforts to cure such default within twenty (20) Business Days after notice thereof from Tenant complying with the following paragraph or shall Landlord thereafter fail to proceed diligently to complete such cure, then Tenant, at its option, may, but shall not be obligated to, in a commercially reasonable fashion, cure such default for the account of Landlord. Landlord shall reimburse Tenant for any reasonable amount paid or any contractual liability reasonably incurred by Tenant in curing such Landlord default within thirty (30) days after Tenant gives Landlord notice thereof (which shall include appropriate documentation describing, in reasonable detail, any work or services provided by Tenant for the account of Landlord, together with supporting invoices therefor), and if Landlord shall fail to reimburse Tenant within such thirty-day period, said amount together with interest at the Default Rate may be deducted by Tenant from the next or any succeeding payment of installments of Annual Fixed Rent hereunder until the amount due (together with such interest) has been recovered in full.

Any notice given by Tenant pursuant to the first sentence of the preceding paragraph shall expressly state that the failure of Landlord to cure any such default timely shall give rise to Tenant’s right to cure pursuant to this Section 10.6.

If Landlord, acting in good faith, shall dispute that Tenant is entitled to exercise its rights pursuant to this Section 10.6 for any reason, or the amount that Tenant shall claim to be due Tenant thereunder, Landlord may, at any time within ten (10) days following notice form Tenant that it intends to exercise such rights or notice from Tenant of the costs incurred by Tenant, as applicable, by notice to Tenant refer the dispute to arbitration as provided in Section 10.7.  If arbitration shall be instituted, Tenant may not exercise its right to cure and no deduction may be made against Annual Fixed Rent unless and until there shall be an Award in favor of Tenant.

10.7         Arbitration.

10.7.1      Any disputes, claims or controversies between the parties (i) arising out of or relating to this Lease, or (ii) brought by or on behalf of any shareholder of Landlord or Tenant (which, for purposes hereof, shall mean any shareholder or member of record or any beneficial owner of shares of or membership interests in Landlord or Tenant, or any former shareholder or member of record or beneficial owner of shares of or membership interests in Landlord or Tenant), either on his, her or its own behalf, on behalf of Landlord or Tenant or on behalf of any series or class of shares of Landlord or Tenant or shareholders or members of Landlord or Tenant against Landlord or Tenant, as applicable, or any trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of Landlord or Tenant, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Lease, including this arbitration agreement, or the Articles of Incorporation or the Bylaws (or analogous governing instruments) of Landlord or Tenant (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 10.7.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of Landlord or Tenant and class actions by a shareholder against those individuals or entities and Landlord or Tenant.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.  For purposes of this Section 10.7, all references to Landlord and Tenant shall include all their respective direct or indirect parent entities.

10.7.2      There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen (15) days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within fifteen (15) days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten days from the date the AAA provides such list to select one of the three arbitrators proposed by AAA.  If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten days to select one of the three arbitrators proposed by AAA to the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one of the three arbitrators it had proposed as the second arbitrator.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

10.7.3      The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

10.7.4      There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

10.7.5      In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the Commonwealth of Massachusetts.  Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

10.7.6      Except to the extent expressly provided by this Lease or as otherwise agreed by the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of Landlord’s or Tenant’s award, as applicable, to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

10.7.7      An Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

10.7.8      Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.

10.7.9      This Section 10.7 is intended to benefit and be enforceable by the shareholders, directors, officers, managers (including Reit Management & Research LLC or its successor), agents or employees of Landlord and Tenant and Landlord and Tenant and shall be binding on the shareholders and members of Landlord and Tenant and Landlord and Tenant, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

10.8         Brokerage.  Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, and in the event of any brokerage claims or liens, against Landlord or the Property predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

10.9         Applicable Law and Construction.  This Lease shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease.  All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith.  This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.  The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.  Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant.

WITNESS the execution hereof under seal on the day and year first above written.

Landlord:

400 CENTRE STREET LLC

By:	MA PO, LLC, its Manager

	By:	/s/ Adam D. Portnoy
Adam D. Portnoy
Vice President and Manager

Tenant:

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President